                                                    EXHIBIT 3 (b)



                             BYLAWS

                               OF

                ST. JOSEPH LIGHT & POWER COMPANY


                           ARTICLE I.

                            OFFICES.

     SECTION 1. The principal office of the corporation in the State of Missouri and the registered office required by The General and Business Corporation Act of Missouri shall be in the City of St. Joseph, but the address of such offices need not be identical. The address of the principal office or the registered office in the City of St. Joseph may be changed from time to time by the board of directors.

     SECTION 2. The corporation may have such other offices, either within or without the State of Missouri, as the board of directors may from time to time determine or the business of the corporation may require.


                           ARTICLE II.

                          SHAREHOLDERS

     SECTION 1. An annual meeting of the shareholders shall be held at the principal office of the corporation in the City of St. Joseph, Missouri, or at such other place in such municipality as may be designated from time to time by the board of directors and stated in the notice of meeting, on the third Wednesday in May in each year at nine o'clock in the forenoon, at which meeting the shareholders shall elect a board of directors and transact such other business as may properly be brought before the meeting. If the day fixed for the annual meeting of shareholders shall be a legal holiday in the State of Missouri, such meeting shall be held at the same time and place on the next succeeding business day.

     For business to be properly brought before the meeting, it must be: (i) authorized by the board of directors and specified in the notice, or a supplemental notice, of the meeting, (ii) otherwise brought before the meeting by or at the direction of the board of directors or the chairman of the meeting, or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, written notice thereof must have been delivered personally to or otherwise received by the Secretary of the corporation at least thirty (30) days but no more than ninety
(90) days prior to the anniversary date of the record date for determination of shareholders entitled to vote in the immediately preceding Annual Meeting of Shareholders. A shareholder's notice to the Secretary of the corporation shall set forth as to each item of business the shareholder proposes to bring before the meeting (1) a brief description of such item and the

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reasons for conducting such business at the meeting, (2) the name and address, as they appear on the corporation's records, of the shareholder proposing such business, (3) the class and number of shares of stock of the corporation which are beneficially owned by the shareholder (for purposes of the regulations under Sections 13 and 14 of the Securities Exchange Act of 1934, as amended), and (4) any material interest of the shareholder in such business. No business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1. The chairman of the meeting at which any business is proposed by a shareholder shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with the provisions of this Section 1, and, in such event, the business not properly before the meeting shall not be transacted.

     SECTION 2. Special meetings of the shareholders may be called by the president or by a majority of the members of the board of directors at the time in office. The board of directors may by resolution designate any place, either within or without the State of Missouri, as the place of meeting for any special meeting of shareholders called by the board of directors. If no other place is designated by the board of directors, and except as otherwise provided in Section 4 of this Article II, special meetings of the shareholders shall be held at the principal office of the corporation in the City of St. Joseph, Missouri.

     SECTION 3. Written or printed notice of each meeting of shareholders stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or given not less than ten nor more than seventy days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the directors or shareholders calling the meeting, to each shareholder of record entitled to vote at such meeting. Any notice of a shareholders' meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at his address as it appears on the records of the corporation.

     SECTION 4. Meetings of the shareholders of the corporation may be held without notice at any time and place, either within or without the State of Missouri, if all shareholders entitled to vote at any such meeting shall have waived notice thereof or shall be present in person or represented by proxy, and any action required to be taken by shareholders may be taken at any such meeting.

     SECTION 5. At least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order with the address and number of shares held by each, shall be prepared by the secretary. Such list shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours for a period of at least ten days immediately prior to the meeting, and shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Missouri, shall be prima facie

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evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

     SECTION 6. Except as otherwise provided by law or the articles of incorporation, a majority of the outstanding shares entitled to vote at any meeting, represented in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of shareholders, but less than such quorum shall have the right successively to adjourn the meeting to a specified date not longer than ninety days after such adjournment. The time and place of any such adjournment shall be publicly announced at the meeting, and no notice thereof need be given to shareholders not present at the meeting. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     SECTION 7. Shareholders entitled to vote at any meeting of shareholders may vote either in person or by proxy duly authorized in accordance with Section 351.245 (5) of the Missouri General and Business Corporation Law. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each outstanding share entitled to vote under the provisions of the articles of incorporation shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. In accordance with Section 351.245(3) of the Missouri General and Business Corporation Law, cumulative voting in the election of directors is expressly denied.

     SECTION 8. Upon demand of any shareholder entitled to vote, the vote on any question before the meeting shall be by ballot. In all matters, every decision of a majority of shares entitled to vote on the subject matter and represented in person or by proxy at a meeting at which a quorum is present shall be valid as an act of the shareholders, unless otherwise provided by law or the articles of incorporation.

     SECTION 9. Unless otherwise provided by law or the articles of incorporation, any action required to be taken by the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

     SECTION 10. The president of the corporation shall call meetings of the shareholders to order and shall act as chairman thereof. In the absence of the president, the shareholders present at the meeting shall elect a chairman who shall be either a shareholder or a proxy of a shareholder. The secretary of the corporation shall act as secretary at all meetings of shareholders. In the absence of the secretary, the chairman may appoint any person to act as secretary of the meeting.


                          ARTICLE III.

                       BOARD OF DIRECTORS.

     SECTION 1. The property and business of the corporation shall be controlled and managed by a board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as

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are not by law or by its articles of incorporation or by these bylaws directed or required to be exercised or done by its shareholders.

     SECTION 2. The board of directors shall consist of nine directors who shall be elected by ballot at the annual meeting of shareholders. Except as otherwise provided in the Articles of Incorporation, each director shall hold office for a three-year term and until his successor shall be elected and shall qualify. Directors need not be shareholders of the corporation, but not less than one member of the board of directors shall be a citizen and resident of the State of Missouri.

     Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors at the particular meeting at which the nomination is to occur. However, any stockholder entitled to vote at such meeting may nominate one or more persons for election as directors only in person or by proxy at such meeting and only if written notice of such stockholder's intent to make such nomination or nominations has been delivered personally to or otherwise received by the Secretary of the corporation at least thirty (30) days but no more than ninety (90) days prior to the anniversary date of the record date for determination of stockholders entitled to vote in the immediately preceding Annual Meeting of Stockholders. Each such notice shall contain a representation that: (i) the stockholder is, and will be on the record date, a beneficial owner or a holder of record of stock of the corporation entitled to vote at such meeting; (ii) the stockholder has, and will have on the record date, full voting power with respect to such shares; and (iii) the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. Additionally, each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (c) the number and kinds of securities of the corporation held beneficially or of record by each proposed nominee; (d) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission for the initial election of such proposed nominee for director; and (e) the consent of each proposed nominee to serve as a director if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person if any of the information supplied is false or misleading or if any of the foregoing requirements are not satisfied.

     SECTION 3. If a vacancy or vacancies in the board of directors shall occur by reason of death, resignation or otherwise, a majority of the remaining directors may elect a director or directors to fill such vacancy or vacancies. Such director shall serve for the remainder of the term of the replaced director. A director may resign at any time and the acceptance of his resignation shall not be required in order to make it effective.

     SECTION 4. The board of directors shall hold regular bimonthly

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meetings (a) either within or without the State of Missouri on the third Wednesday in the months of January, March, May, July, September and November in each year, unless such day shall be a legal holiday, in which case the meeting shall be held on the next succeeding business day or (b) at such time and place as the board of directors shall by resolution from time to time determine; and that each of said meetings shall be held at such time and place as shall be designated in the official notice of such meeting.

     SECTION 5. Special meetings of the board of directors may be called by or at the request of the president or any three members of the board of directors. The person or persons authorized to call a special meeting of the board of directors shall fix the place, which may be either within or without the State of Missouri, where such meeting shall be held.

     SECTION 6. Notice of every meeting of the board of directors shall be given by the secretary or an assistant secretary at least five days prior to the date thereof. Such notice may be delivered personally or may be given by mail or telegram addressed to the business or residence address of the director notified. Any notice sent by mail shall be deemed to be given when deposited in the United States mail in a sealed envelope so addressed with postage thereon prepaid. Any notice given by telegram shall be deemed to be given when the telegram containing the notice is delivered to the telegraph company. The time and place, and in the case of a special meeting the purpose thereof, shall be stated in the notice of each meeting of the board of directors.

     SECTION 7. Any director may waive notice of any meeting of the board of directors, and in case of such waiver by all the directors, no notice need be given. The attendance of any director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 8. A majority of the full board of directors shall constitute a quorum for the transaction of business at any meeting of the board of directors, provided, that if less than a majority of the directors are present, a majority of the directors present may adjourn the meeting from time to time without further notice until a quorum is present. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors.

     SECTION 9. By resolution of the board of directors, an attendance fee may be allowed for each meeting of the board at which a director is present plus reimbursement for his traveling expenses and an additional fee may be allowed each director who is not a salaried officer of the Company.

     SECTION 10. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise, all powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee

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shall have the power or authority to amend the articles of
incorporation of the corporation, adopt an agreement of merger or consolidation, recommend to the shareholders the sale, lease or exchange of all or substantially all of the corporation's property or assets, recommend to the shareholders a dissolution of the corporation or the revocation of a dissolution, or amend the bylaws of the corporation; and, unless the resolution, bylaws or articles of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. The board of directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member thereof. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting are not disqualified from voting, whether or not he or they constitute a quorum. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

     SECTION 11. Unless otherwise restricted by the articles of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or such committee, as the case may be, consent thereto in writing (which may be in counterparts), and the written consent or consents are filed with the minutes of proceedings of the board of directors or such committee.


                           ARTICLE IV.

                            OFFICERS.

     SECTION 1. The officers of the corporation shall include a president, one or more vice presidents, a secretary, one or more assistant secretaries, a treasurer and one or more assistant treasurers, all of whom shall be chosen by the board of directors. The president shall be a member of the board of directors. Any two or more offices may be held by the same person, except the offices of president and secretary. The board of directors may designate and appoint any vice president as executive vice president.

     SECTION 2. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board held after each annual meeting of the shareholders.

     SECTION 3. The board of directors may from time to time appoint such other officers as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as the board of directors or the president may from time to time determine.

     SECTION 4. The officers of the corporation shall hold office until their successors shall have been chosen and shall have qualified. Any officer or agent of the corporation may be removed at any time by the affirmative vote of a majority of the whole board of directors. If the

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office of any officer becomes vacant for any reason, or if any new office shall be created, such office may be filled at any meeting of the board of directors.

     SECTION 5. The salaries of all officers shall be fixed by the board of directors.


                           ARTICLE V.

                 POWERS AND DUTIES OF OFFICERS.

     SECTION 1. The president shall be the chief executive officer of the corporation. He shall preside at all meetings of the shareholders and at all meetings of the board of directors. He shall have general and active management of the business and affairs of the corporation, subject, however, to the authority of the board of directors and its right to delegate any specific power to any other officer or officers of the corporation. The president shall see that all orders and resolutions of the board of directors are carried into effect.

     SECTION 2. Any vice president designated and appointed by the board of directors as executive vice president shall, in the absence or disability or the president, perform and be vested with all of the president's duties and powers. He shall also perform such of the duties and exercise such of the powers of the president as shall be assigned to him from time to time by the board of directors or the president, and shall perform such other duties as the board of directors or the president may from time to time prescribe.

     SECTION 3. The vice presidents, other than any one of their number who may be designated and appointed by the board of directors as executive vice president, shall perform such of the duties and exercise such of the powers of the president as shall be assigned to them from time to time by the board of directors or the president, and shall perform such other duties as the board of directors or the president may from time to time prescribe.

     SECTION 4. The secretary shall attend all meetings of the shareholders and of the board of directors and shall keep the minutes of such meetings. He shall perform like duties for the standing committees of the board of directors when required. He shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the president. He shall be the custodian of the seal of the corporation and shall see that the seal is affixed to any instrument requiring the same. He shall, in general, perform all duties incident to the office of secretary.

     SECTION 5. The assistant secretaries shall perform such of the duties and exercise such of the powers of the secretary as shall be assigned to them from time to time by the board of directors or the president or the secretary, and shall perform such other duties as the board of directors or the president may from time to time prescribe. The assistant secretaries shall act for and in the place of the secretary in

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case of his disability or absence.

     SECTION 6. The treasurer shall have charge and custody of all funds and securities of the corporation. He is authorized to collect and receive all moneys due the corporation and to receipt therefore, and to endorse all checks, drafts, vouchers or other instruments for the payment of money payable to the corporation when necessary or proper, and he may endorse all commercial documents for or on behalf of the corporation. He shall deposit all funds of the corporation in the name of and to the credit of the corporation in such depositaries, and subject to withdrawal in such manner and by such persons, as the board of directors may from time to time designate. Except as otherwise provided by the board of directors, the treasurer shall, when necessary and proper, disburse the funds of the corporation, taking proper vouchers for such disbursements. He shall cause to be kept in his office true and full accounts of all receipts and disbursements, and shall render to the board of directors and the president, whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation. He shall also perform such other duties as may be prescribed by the board of directors or the president. He shall, in general, perform all duties usually incident to the office of the treasurer.

     SECTION 7. The assistant treasurers shall perform such of the duties and exercise such of the powers of the treasurer as shall be assigned to them from time to time by the board of directors or the president or the treasurer, and shall perform such other duties as the board of directors or the president may from time to time prescribe. The assistant treasurers shall act for and in the place of the treasurer in case of his disability or absence.


                           ARTICLE VI.

      INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES.

     SECTION 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to

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believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     SECTION 3. Any indemnification under Sections 1 and 2 above, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in these sections and the applicable law. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

     SECTION 4. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation.

     SECTION 5. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or bylaws or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 6. The corporation shall have the power to give any further indemnity, in addition to the indemnity authorized or contemplated under other sections hereof, including section 5, to any person who is or

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was a director, officer or employee of the corporation, or to any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided such further indemnity is either (i) authorized, directed or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.
Nothing in this section shall be deemed to limit the power of the corporation under section 5 of this section to enact bylaws or to enter into agreements without shareholder adoption of the same.

     SECTION 7. The corporation shall, if available and at a reasonable cost, purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.


                          ARTICLE VII.

                             SHARES.

     SECTION 1. The shares of the corporation shall be represented by certificates which, unless otherwise ordered by the board of directors, shall be signed by the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer and sealed with the seal of the corporation. Any or all the signatures on the certificate may be by facsimile and the seal may be facsimile, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer had not ceased to be such officer at the date of its issue.

     SECTION 2. Transfers of stock shall be made on the books of the corporation only by the person in whose name such stock is registered or by his attorney lawfully constituted in writing, and unless otherwise authorized by the board of directors only on surrender and cancellation of the certificate transferred. No certificate shall be issued to a transferee until the transfer has been made on the books of the corporation.

     SECTION 3. The corporation shall be entitled to treat the person in whose name any share of the corporation is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any

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other person, whether or not it shall have notice thereof, except as otherwise expressly provided by the laws of Missouri.

     SECTION 4.   The board of directors may appoint such
transfer agent or agents and such registrar or registrars for the shares of the corporation, either within or without the State of Missouri, as said board may from time to time determine.

     SECTION 5. In case of the loss or destruction of any certificate for shares of the corporation, a new certificate may be issued in lieu thereof under such regulations and restrictions as the board of directors may from time to time prescribe, upon the shareholder furnishing such proof of loss or destruction and giving such security as the board of directors may require.


                          ARTICLE VIII.

                   CLOSING OF TRANSFER BOOKS.

     SECTION 1. The board of directors shall have power to close the transfer books of the corporation for a period not exceeding seventy days preceding the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, or for a period not exceeding seventy days in connection with obtaining the consent of shareholders for any purpose; provided, however, that in lieu of closing the transfer books as aforesaid, the board of directors may fix in advance a date not exceeding seventy days preceding the date of any meeting of shareholders or the date for the payment of any dividend or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, or a date fixed in connection with obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment or postponement thereof, or entitled to receive payment of any such dividend, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares, or to give such consent, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date of closing the transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment or postponement thereof, or to receive payment of such dividend, or to receive such allotment of rights or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any such record date fixed as aforesaid.

     SECTION 2. If the board of directors shall not have closed the transfer books or set a record date for the determination of shareholders entitled to vote as in Section 1 of this Article VIII provided, only the shareholders who are shareholders of record at the close of business on the twentieth day preceding the date of the meeting shall be entitled to notice of, and to vote at, the meeting, and any adjournment or postponement of the meeting.

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                           ARTICLE IX.

                       GENERAL PROVISIONS.

     SECTION 1. The president, vice presidents and any other person duly authorized by resolution of the board of directors shall severally have power to execute on behalf of the corporation any deed, bond, indenture, certificate, note, contract or other instrument authorized or approved by the board of directors.

     SECTION 2. The fiscal year of the corporation shall be the calendar year.

     SECTION 3. As soon as practicable after the close of each fiscal year, the board of directors shall cause a report of the business and affairs of the corporation to be made to its shareholders.

     SECTION 4. The corporation shall have a corporate seal with the name of the corporation enclosed in a circle and the word "Seal" within the space thus enclosed. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

     SECTION 5. The board of directors may in its discretion require from any officer or employee a bond for the faithful performance of his duties. Any such bond shall be in such sum and with such surety or sureties as shall be satisfactory to the board of directors.

     SECTION 6. Unless otherwise ordered by the board of directors, the president or any vice president of the corporation
(1) shall have full power and authority to act and vote, in the name and on behalf of this corporation, at any meeting of shareholders of any corporation in which this corporation may hold shares, and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such shares, and (2) shall have full power and authority to execute, in the name and on behalf of this corporation, proxies authorizing any suitable person or persons to act and to vote at any meeting of shareholders of any corporation in which this corporation may hold shares, and at any such meeting the person or persons so designated shall possess and may exercise any and all of the rights and powers incident to the ownership of such shares.

     SECTION 7. Whenever any notice is required to be given under the provisions of the statutes of the State of Missouri, or of the articles of incorporation, or of these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before, at or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                           ARTICLE X.

                           AMENDMENTS.

     These bylaws may be amended, altered or repealed, and new bylaws may

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

be adopted at any regular or special meeting of the board of directors at which a majority of the board of directors is present, provided that such amendment, alteration or repeal, or adoption of new bylaws, shall require the affirmative vote of a majority of the members of the board of directors at the time in office, except with respect to (i) Article II, Section 1 providing for shareholder proposals; and (ii) Article III,
Section 2 providing for shareholder nominations for director, each of which shall require the affirmative vote of two-thirds of the members of the Board of Directors at the time in office.

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